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                                                                    EXHIBIT 16.1

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


September 7, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Kabira Technologies, Inc. (the "Company") (copy attached) under the caption "Change in Accountants" included in its Registration Statement on Form S-1 dated July 14, 2000 that refers to our Firm as "former accountants", and we agree with such statements concerning our Firm, except that we are not in a position to agree or disagree with the Company's statements that the change in independent accountants was approved by the Company's Board of Directors, whether such approval took place on July 16, 1999, or whether prior to July 16, 1999, the Company had consulted with Ernst & Young LLP on items that involved the Company's accounting principles or the form of audit opinion to be issued on its financial statements.



Very truly yours,


/s/ PRICEWATERHOUSECOOPERS, LLP
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   PricewaterhouseCoopers, LLP